Sub-Item 77Q1(e)

THE DREYFUS/LAUREL FUNDS TRUST (the “Registrant”)

DREYFUS INSTITUTIONAL INCOME ADVANTAGE FUND (the “Fund”)

The Fund’s Management Agreement is herein incorporated by reference to Post Effective Amendment No.157 (the “Amendment”) to the Registrant’s Registration Statement on Form N-1A. The Amendment was filed with the Securities and Exchange Commission on June 25, 2010, and became effective June 30, 2010.